                                                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 4, 1999, relating to the financial statements of drkoop.com, Inc., a development stage enterprise, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Austin, Texas
April 21, 1999